UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2020 (September 4, 2020)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 9, 2020, L.B. Foster Company (“Company”) announced its subsidiary, IOS Holdings, Inc. (“Seller”) completed the sale of the issued and outstanding membership interests of its upstream oil and gas test and inspection business, IOS Acquisitions, LLC and subsidiaries (“Business”), to an unrelated third party buyer (“Purchaser”) pursuant to the Interest Purchase Agreement, dated September 4, 2020 (“Purchase Agreement”), by and between the Seller and the Purchaser, for $4.0 million. There were no such material relationships between the Company and the Purchaser, other than in respect of the sale. The sale coincides with the Company’s strategic evaluation to mitigate the losses resulting from upstream oil and gas market conditions. Beginning with the quarter ending September 30, 2020, the Company will present the Business as discontinued operations within the financial statements.

On September 9, 2020, the Company issued a press release announcing the sale of the Business. A copy of that press release is furnished with this report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*99.1	Press Release dated September 9, 2020, of L.B. Foster Company.

*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	September 9, 2020	/s/ James M. Kempton
James M. Kempton
Controller and
Principal Accounting Officer
(Duly Authorized Officer of Registrant)